AETNA SERIES FUND, INC.
                         COMPUTATION OF PERFORMANCE DATA
                             TOTAL RETURN QUOTATIONS

In calculating the total return quotations, a hypothetical account was established using a $1,000 initial payment.

Formula
      P(1 + T)(n) = ERV

      P     =     a hypothetical initial payment of $1,000,
      T     =     average annual total return,
      n     =     number of years,
      ERV   =     ending redeemable value at the end of the 1, 5, or 10 year periods (or fractional portion thereof) of a hypothetical
                  $1,000 payment made at the beginning of the 1, 5, or 10 year periods.

                               Select Class Shares
Assumptions:
- The 1-year figure assumes the redemption on October 31, 1995 of values attributable to a $1,000 payment made on November 1, 1994.

- The Since Inception figure assumes the redemption on October 31, 1995 of values attributable to a $1,000 payment made on January 1, 1992 (effective date of Funds).

Aetna Money Market Fund
   1 Year               $1,000(1 + 5.95%)(1)         =    $1,060
   Since Inception      $1,000(1 + 4.32%)3.83        =    $1,176

Aetna Bond Fund
   1 Year               $1,000(1 + 14.06%)(1)        =    $1,141
   Since Inception      $1,000(1 + 7.15%)3.83        =    $1,303

The Aetna Fund
   1 Year               $1,000(1 + 19.45%)(1)        =    $1,195
   Since Inception      $1,000(1 + 9.05%)3.83        =    $1,393

Aetna Growth and Income Fund
   1 Year               $1,000(1 + 22.58%)(1)        =    $1,226
   Since Inception      $1,000(1 + 9.75%)3.83        =    $1,428

Aetna International Growth Fund
   1 Year               $1,000(1 + (0.04)%)(1)       =    $1,000
   Since Inception      $1,000(1 + 4.93%)3.83        =    $1,202

                         COMPUTATION OF PERFORMANCE DATA
                       TOTAL RETURN QUOTATIONS (continued)


Assumptions:
- The 1-year figure assumes the redemption on October 31, 1995 of values attributable to a $1,000 payment made on November 1, 1994.

- The Since Inception figure assumes the redemption on October 31, 1995 of values attributable to a $1,000 payment made on January 1, 1994 (effective date of Funds).

Aetna Government Fund
   1 Year               $1,000(1 + 13.58%)(1)        =    $1,136
   Since Inception      $1,000(1 + 5.81%)(1.83)      =    $1,109

Aetna Growth Fund
   1 Year               $1,000(1 + 28.79%)(1)        =    $1,288
   Since Inception      $1,000(1 + 19.55%)(1.83)     =    $1,386

Aetna Small Company Growth Fund
   1 Year               $1,000(1 + 30.39%)(1)        =    $1,304
   Since Inception      $1,000(1 + 18.01%)(1.83)     =    $1,354

Aetna Asian Growth Fund
   1 Year               $1,000(1 + (11.54)%)(1)      =    $  885
   Since Inception      $1,000(1 + (9.12)%)(1.83)    =    $  839

                         COMPUTATION OF PERFORMANCE DATA
                       TOTAL RETURN QUOTATIONS (continued)

                              Adviser Class Shares
Assumptions:
- The 1-year figure assumes the redemption on October 31, 1995 of values attributable to a $1,000 payment made on November 1, 1994.

- The Since Inception figure assumes the redemption on October 31, 1995 of values attributable to a $1,000 payment made on April 15, 1994 (effective date of Adviser Class shares).

- The performance reflects the deduction of the maximum contingent deferred sales charge of 1%, declining by 0.25% each year after the date of purchase to zero, assuming shares were redeemed at the end of the period.

Aetna Money Market Fund
   1 Year               $1,000(1 + 5.95%)(1)      =     $1,060
   Since Inception      $1,000(1 + 5.41%)(1.55)   =     $1,085

Aetna Government Fund
   1 Year               $1,000(1 + 11.60%)(1)     =     $1,116
   Since Inception      $1,000(1 + 7.50%)(1.55)   =     $1,119

Aetna Bond Fund
   1 Year               $1,000(1 + 12.28%)(1)     =     $1,123
   Since Inception      $1,000(1 + 7.49%)(1.55)   =     $1,119

The Aetna Fund
   1 Year               $1,000(1 + 17.32%)(1)     =     $1,173
   Since Inception      $1,000(1 + 12.41%)(1.55)  =     $1,199

Aetna Growth and Income Fund
   1 Year               $1,000(1 + 20.90%)(1)     =     $1,209
   Since Inception      $1,000(1 + 16.00%)(1.55)  =     $1,259

Aetna Growth Fund
   1 Year               $1,000(1 + 26.92%)(1)     =     $1,269
   Since Inception      $1,000(1 + 20.36%)(1.55)  =     $1,333

Aetna Small Company Growth Fund
   1 Year               $1,000(1 + 28.44%)(1)     =     $1,284
   Since Inception      $1,000(1 + 18.55%)(1.55)  =     $1,302

Aetna International Growth Fund
   1 Year               $1,000(1 + (1.81)%)(1)    =     $  982
   Since Inception      $1,000(1 + 0.53%)(1.55)   =     $1,008

Aetna Asian Growth Fund
   1 Year               $1,000(1 + (13.11)%)(1)   =     $  869
   Since Inception      $1,000(1 + (2.36)%)(1.55) =     $  964